UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 3, 2011
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction
of incorporation or organization)

1-12935 (Commission File Number)	20-0467835 (I.R.S. Employer Identification No.)

5320 Legacy Drive
Plano, Texas	75024
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(972) 673-2000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.
On February 3, 2011, the Company entered into an Underwriting Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative for the several underwriters (the “Underwriters”), in connection with the offer and sale of an aggregate principal amount of $400 million of 6 3/8% Senior Subordinated Notes due 2021 (the “Notes”). The Notes were sold to the public at 100% of par, and will accrue interest from February 17, 2011. The Underwriters purchased the Notes for 98.75% of the principal amount thereof. Closing is expected to occur on February 17, 2011.
The Company will pay interest on the Notes on February 15 and August 15 of each year, beginning August 15, 2011. The Notes will mature on August 15, 2021. The Company may redeem the Notes on or after August 15, 2016 at the redemption prices described in the prospectus.
The Notes were offered and sold under a prospectus that was part of the Company’s registration statements on Forms S-3ASR and S-3MEF filed with the Securities and Exchange Commission (Registration Nos. 333-172036 and 333-172043), both of which were automatically effective on February 3, 2011 (collectively, the “Registration Statement”). In connection with the offering of the Notes, the Underwriting Agreement is filed as an exhibit to this Form 8-K and is to be incorporated by reference in its entirety into the Registration Statement.
Simultaneously with the Notes offering, the Company is making tender offers for $225 million aggregate principal amount of its 7 1/2% Senior Subordinated Notes due 2013 (the “2013 Notes”) and $300 million aggregate principal amount of its 7 1/2% Senior Subordinated Notes due 2015 (the “2015 Notes”). The Company will use the net proceeds from the offering of the Notes, together with cash on hand, to repurchase all of the notes tendered in the tender offers. As a result, the underwriters or their affiliates that hold the 2013 Notes or 2015 Notes will receive their pro rata share of the net proceeds from the Notes offering that the Company uses to repurchase or redeem such notes. Wells Fargo Securities, LLC, an underwriter in the offering, or its affiliates will receive more than 5% of the net proceeds of this offering in connection with the tender offers. Merrill Lynch, Pierce, Fenner & Smith Incorporated served as qualified independent underwriter with respect to the offering and sale of the Notes.
On February 4, 2011, the Company announced that it had priced the Notes described in this Form 8-K and that it would use the estimated net proceeds from the offering to partially fund the repurchase of the 2013 Notes and the 2015 Notes. The text of the February 4, 2011 press release is attached hereto as Exhibit 99.1.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.
     The following exhibits are filed or furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit
Number	Description of Exhibit
1.1
Underwriting Agreement dated February 3, 2011 among Denbury Resources Inc., the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith, as representative of the several underwriters listed in Schedule I thereto.

99.1	Denbury press release, dated February 4, 2011, “Denbury Resources Inc. Announces Pricing of $400 Million Senior Subordinated Notes Offering.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: February 7, 2011	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President - Accounting

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
1.1
Underwriting Agreement dated February 3, 2011 among Denbury Resources Inc., the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith, as representative of the several underwriters listed in Schedule I thereto.

99.1	Denbury press release, dated February 4, 2011, “Denbury Resources Inc. Announces Pricing of $400 Million Senior Subordinated Notes Offering.”